ASSET PURCHASE AGREEMENT

dated June 15, 2005

between

CSC Investment Group, Inc.

and

Chicago Express Airlines, Inc.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this “Agreement”) is entered into as of June 15, 2005 (the "Execution Date") by and between CSC INVESTMENT GROUP, INC., an Illinois corporation (“Buyer”), and CHICAGO EXPRESS AIRLINES, INC., a Georgia corporation and a debtor in possession under Chapter 11 of the Bankruptcy Code (“CEA” or "Seller").

This Agreement contemplates a transaction in which Buyer will purchase substantially all of the assets of CEA.

Certain of the terms used in this Agreement are defined in Article IX of this Agreement.

In consideration of the representations, warranties and covenants contained herein, the Parties agree as follows.

ARTICLE I

THE ACQUIRED ASSETS PURCHASE

1.1.  Purchase and Sale of Assets.

Upon and subject to the terms and conditions of this Agreement, Buyer shall purchase from CEA, and CEA shall sell, transfer, convey, assign and deliver to Buyer, at the Closing, for the consideration specified in this Agreement, all of CEA’s rights, title and interests in, to and under the CEA Assets, with all of the CEA Assets other than the OFR Parts being sold, transferred, conveyed and assigned free and clear of all claims, liens, restrictions, encumbrances or security interests of any nature as provided in the Approval Order. The OFR Parts are sold to the Buyer with NO WARRANTY OF TITLE OR OTHER WARRANTY, EXPRESS OR IMPLIED.

1.2.  No Assumption of Liabilities.

Buyer shall not assume or become responsible for, and CEA shall remain liable for, any liabilities, obligations or indebtedness of CEA.

1.3.  Purchase Price.

The CEA Purchase Price (net of the Earnest Money Deposit, which shall be released to CEA at the Closing on the Closing Date) shall be paid by the Buyer to CEA in full at the Closing on the Closing Date by the wire transfer of immediately available funds to CEA in accordance with the CEA Wire Instructions.

1.4.  Earnest Money Deposit.

(a)  Concurrently with the execution of this Agreement Buyer shall make the Earnest Money Deposit.

(b)  The Earnest Money Deposit shall be released to CEA upon Closing of the Transactions and credited against the CEA Purchase Price.

(c)  The Earnest Money Deposit shall be forfeited and paid to CEA to be applied and set off against its damages in the event CEA terminates this Agreement pursuant to Section 8.1(c) of this Agreement or pursuant to Section 8.1(e) other than a termination pursuant to Section 8.1(e) for the failure of the condition precedents under Section 5.3(c) or (d) of this Agreement. The forfeiture of the Earnest Money Deposit to CEA pursuant to the terms of this Section 1.4(c) shall be CEA's sole remedy in the event of any termination of this Agreement pursuant to Sections 8.1(c) and (e) and CEA shall have no other claim against Buyer.

(d)   The Earnest Money Deposit shall be repaid to Buyer only in the event of (i) a termination of this Agreement by the Buyer pursuant to Section 8.1(b) or (d) of this Agreement; (ii) a termination of this Agreement by CEA pursuant to Section 8.1(e) other than a termination pursuant to Section 8.1(e) for the failure of the condition precedents under Section 5.3 (a) or (b); or (iii) in the event of a termination of this Agreement by CEA and the Buyer pursuant to Section 8.1(a) of this Agreement. The repayment of the Earnest Money Deposit to Buyer pursuant to the terms of this Section 1.4(d) shall be Buyer’s sole remedy in the event of any termination of this Agreement pursuant to Sections 8.1(b) or (d) and Buyer shall have no other claim against CEA.

(e)  In the event of a dispute between CEA and Buyer regarding entitlement to and disposition of the Earnest Money Deposit, the dispute shall be resolved by the Bankruptcy Court on motion by either CEA or Buyer.

1.5.  The Closing.

(a)  The Closing shall take place at the offices of Baker & Daniels in Indianapolis, Indiana on the Closing Date. All transactions at the Closing shall be deemed to take place simultaneously, and no transaction shall be deemed to have been completed and no documents or certificates shall be deemed to have been delivered until all other transactions are completed and all other documents and certificates are delivered.

(b)  At the Closing:
                            (i)  CEA shall execute and deliver to Buyer a bill of sale in form and substance the same as Exhibit A to this Agreement, one or more trademark assignments for the trademarks which are a part of the CEA Assets in proper form for filing with the offices in which such trademarks are registered, and such other instruments of conveyance and assignment as Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to Buyer of the CEA Assets;

(ii)  Buyer shall pay to CEA, payable by wire transfer of immediately available funds in accordance with the CEA Wire Instructions, the CEA Purchase Price (net of the Earnest Money Deposit to be released to CEA at the Closing) and shall in writing unconditionally authorize the release and payment of the Earnest Money Deposit to CEA; provided, however, that $15,000 shall be retained by Buyer to assure the delivery of all of the expendable inventory as set forth on the list previously provided to Buyer. As soon as possible but in no event more than seven (7) days after Closing, Buyer (with CEA present if it desires) shall confirm this inventory. Should any such inventory be missing, Buyer will be entitled to retain a portion of said $15,000, which portion shall be equal to the percentage that the missing inventory (determined by value) bears to the total value of the listed inventory, as agreed by the parties or if no agreement can be reached, by a mutually agreed appraiser. If all such inventory is delivered, the holdback amount shall be immediately paid to CEA;

(iii)  CEA shall deliver to Buyer, or otherwise put Buyer in possession and control of, all of the CEA Assets of a tangible nature (other than the OFR Parts) at the Delivery Locations. CEA shall provide to Buyer at the Closing a list identifying the approximate balance CEA believes is owed with respect to the OFR Parts.

(iv)  CEA and Buyer shall enter into an agreement, in form and substance the same as Exhibit B to this Agreement, pursuant to which Buyer shall be entitled to leave the CEA Assets at their respective Delivery Locations (not including the OFR Parts) for the periods and subject to the terms and disclaimers and limitations of liability stated in such agreement.

1.6.  Allocation. Buyer shall, within 60 days after the Closing Date, prepare and deliver to CEA for its consent (which consent shall not be unreasonably withheld, conditioned or delayed) a schedule allocating the CEA Purchase Price among the CEA Assets, all in accordance with Treasury Regulation 1.1060-1T (or any comparable provisions of state or local tax law) or any successor provision. If CEA does not give its consent, Buyer and CEA will negotiate in good faith to resolve such objections. Buyer and CEA shall report and file all Tax Returns (including amended Tax Returns and claims for refund) consistent with the allocation, if any, consented to, or required to be consented to, by CEA, and shall take no position contrary thereto or inconsistent therewith (including, without limitation, in any audits or examinations by any taxing authority or any other proceedings). Buyer and CEA and each Affiliate of CEA shall cooperate in the filing of any forms (including Form 8494) with respect to such allocation. If and to the extent the Parties are unable to agree on such allocation, each shall be free to make its own allocation for tax purposes. Notwithstanding any other provisions of this Agreement, the foregoing shall survive the Closing Date without limitation.

1.7.  Further Assurances. At any time and from time to time after the Closing, at the request of Buyer and without further consideration, CEA shall execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such actions as Buyer reasonably may request to more effectively transfer, convey and assign to Buyer, and to confirm Buyer’s rights to, title in and ownership of, the CEA Assets (other than the OFR Parts) and to place Buyer in actual possession and operating control thereof.

1.8.  Acknowledgment. Buyer acknowledges and agrees that it is acquiring the CEA Assets “As Is” and “Where is”, WITHOUT WARRANTY, EXPRESS OR IMPLIED, OTHER THAN AS SET FORTH EXPRESSLY IN THIS AGREEMENT. CEA DISCLAIMS ALL OTHER EXPRESS WARRANTIES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Buyer further acknowledges that all of the OFR Parts are purchased without a warranty of title and with no assurance of any kind that the OFR Parts exist.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CEA

CEA represents and warrants to Buyer that the statements contained in this Article II are true and correct as of the date of this Agreement and will be true and correct as of the Closing as though made as of the Closing, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties will be true and correct as of such date). CEA's representations and warranties shall survive the Closing.

2.1.  Organization, Qualification and Corporate Power. CEA is a corporation duly organized, validly existing and in corporate good standing under the laws of the State of Georgia. CEA is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction where the nature of the business conducted by it or the properties owned or leased by it require qualification, except for those jurisdictions in which the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect. CEA has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

2.2.  Authorization of Transaction. CEA has the requisite corporate power and authority to execute this Agreement and the Ancillary Agreements, and pursuant to the Approval Order, CEA has the requisite power and authority to perform its obligations under this Agreement and the Ancillary Agreements. The execution and delivery of this Agreement and the Ancillary Agreements have been (or will be at the time of execution thereof) duly authorized by all necessary corporate or other organizational action on the part of CEA. This Agreement has been duly and validly executed and delivered by CEA and constitutes, and each of the Ancillary Agreements, upon its execution and delivery by CEA, will constitute, a valid and binding obligation of CEA, enforceable against the CEA in accordance with its terms.

2.3.  Noncontravention. Neither the execution and delivery by CEA of this Agreement or the Ancillary Agreements, nor the consummation by CEA of the Transactions will (a) conflict with or violate any provision of the Certificate of Incorporation or by-laws of CEA, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which CEA is a party or by which CEA is bound or to which any of its assets is subject, except for (i) any conflict, breach, default, acceleration, termination, modification or cancellation which, individually or in the aggregate, would not have a Seller Material Adverse Effect and would not adversely affect the consummation of the Transactions or (ii) any notice, consent or waiver the absence of which, individually or in the aggregate, would not have a Seller Material Adverse Effect and would not adversely affect the consummation of the Transactions, (c) result in the imposition of any security interest upon any assets of CEA, or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to CEA or any of its respective properties or assets.

2.4.  Ownership and Condition of Assets. CEA is the true and lawful owner, and has good title to, all of the CEA Assets (other than the OFR Parts, as to which no warranty of title is given). CEA has the authority to transfer the CEA Assets to Buyer, and as to all of the CEA Assets other than the OFR Parts, free and clear of all claims, liens, restrictions, encumbrances or security interests of any nature as provided in the Approval Order. Schedule 2.4(i) sets forth a list of rotables and spare parts, other than the OFR Parts, constituting a part of the CEA Assets. Schedule 2.4(ii) sets forth a list of the equipment constituting a part of the CEA Assets. Schedule 2.4(iii) sets forth a list of parts which Buyer, in its sole discretion pursuant to the terms of this Agreement, may elect to be OFR Parts.

2.5.  Disclosure. No representation or warranty by CEA contained in this Agreement or any other document, certificate or other instrument delivered or to be delivered by or on behalf of CEA pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to CEA that the statements contained in this Article III are true and correct as of the date of this Agreement and will be true and correct as to the Closing as though made as of the Closing. Buyers' representations and warranties shall survive the Closing.

3.1.  Organization and Corporate Power. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois. Buyer is duly qualified to conduct business and is in corporate good standing under the laws of each jurisdiction where the nature of the business to be conducted by it after the Closing or the properties to be owned or leased by it after the Closing require qualification.. Buyer has all requisite corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

3.2.  Authorization of the Transaction. Buyer has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement and the Ancillary Agreements and the consummation by Buyer of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable against it in accordance with its terms.

3.3.  Noncontravention. Neither the execution and delivery by Buyer of this Agreement or the Ancillary Agreements, nor the consummation by Buyer of the Transactions will (a) conflict with or violate any provision of the Certificate of Incorporation or by-laws of Buyer, (b) conflict with, result in breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party any right to terminate, modify or cancel, or require any notice, consent or waiver under, any contract or instrument to which Buyer is a party or by which it is bound or to which any of its assets is subject, or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets.

ARTICLE IV

PRE-CLOSING COVENANTS

4.1.  Closing Efforts. Each of the Parties shall use its Reasonable Best Efforts to take all actions and to do all things necessary, proper or advisable to consummate the Transactions, including using its Reasonable Best Efforts to ensure that (i) its representations and warranties remain true and correct in all material respects through the Closing Date and (ii) the conditions to the obligations of the other Party to consummate the Transactions are satisfied.

4.2.  Operation of Business. Buyer acknowledges that CEA has ceased its operation of all scheduled flights and does not intend to commence again any scheduled flight operations, and that it no longer has any employees. CEA further acknowledges that the permits, certificates, registrations and authorizations identified in paragraph (e) of the definition of "CEA Assets" (collectively, the "Air Carrier Authorizations") are not unilaterally transferable or assignable by CEA, that CEA has not given to Buyer any express or implied warranty or assurance of any sort that all or any of the Air Carrier Authorizations may be transferred or assigned to Buyer, directly or indirectly, or re-issuance thereof will or may be obtained by the Buyer from the FAA or the DOT after the Closing, and that CEA shall have no liability, obligation or responsibility to Buyer if Buyer is unable to obtain any Air Carrier Authorizations of the sort previously maintained by CEA. The Buyer further acknowledges that the none of the warranties given by CEA in this Agreement and the Ancillary Agreements include any warranty that CEA continues to hold any of the Air Carrier Authorizations or that any of the Air Carrier Authorizations are in good standing.

ARTICLE V

CONDITIONS TO CLOSING

5.1.  Conditions to Obligations of each Party. Consummation of the Transactions is not subject to, or conditioned upon, any further due diligence by Buyer or to any financing or other capital availability contingency.

5.2.  Conditions to Obligations of Buyer. The obligation of Buyer to consummate the Transactions to be consummated at the Closing is subject to the satisfaction of, at or prior to Closing, all of the following additional conditions, any one or more of which may be waived in writing at the option of Buyer:

(a)  All representations and warranties of CEA in this Agreement or in any exhibit, schedule or document delivered pursuant hereto shall be true and correct in all material respects, in each case when made and on and as of the Closing Date as if made on and as of that date (other than any such representations or warranties that expressly speak only as of an earlier date).

(b)  All of the terms, covenants and conditions to be complied with and performed by CEA on or prior to the Closing Date shall have been complied with or performed in all material respects.

(c)  No action, suit or proceeding (including, without limitation, any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. §157(b) and (c)) shall be pending or overtly threatened by or before any Governmental Authority or pending or overtly threatened by any other Person to enjoin, restrain, prohibit or obtain substantial damages or significant equitable relief in respect of or related to any of the Transactions, or that would be reasonably likely to prevent or make illegal the consummation of any of the Transactions or that, if adversely determined, could be materially adverse to the operation or use of the CEA Assets, and any such actions, suits or proceedings that have theretofore been brought and determined shall have become final orders without having any of the foregoing and without the imposition of any condition or requirement on Buyer.

(d)  No material loss of or damage to the CEA Assets (excluding the OFR Parts) shall have occurred since the Execution Date, except for (i) damage that has already been fully repaired or is covered by insurance and which, in accordance with the terms of this Agreement, will be repaired post-closing within a reasonable period, and (ii) losses that have been replaced with assets of comparable or higher quality.

(e)  The Approval Order shall have been entered by the Bankruptcy Court.

5.3.  Conditions to Obligations of CEA. The obligation of CEA to consummate the Transactions to be consummated at the Closing is subject to the satisfaction of, at or prior to Closing, all of the following additional conditions, any one or more of which may be waived in writing at the option of CEA:

(a)  All representations and warranties of Buyer made in this Agreement or in any exhibit, schedule or document delivered pursuant hereto shall be true and correct in all material respects, in each case when made and as of the Closing Date as if made on and as of that date (other than such representations or warranties that expressly speak only as of an earlier date).

(b)  All of the terms, covenants and conditions to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

(c)  No action, suit or proceeding (including, without limitation, any proceeding over which the Bankruptcy Court has jurisdiction under 28 U.S.C. § 157(b) and (c)) shall be pending or overtly threatened by or before any Governmental Authority or pending or overtly threatened by any other Person to enjoin, restrain, prohibit or obtain substantial damages or significant equitable relief in respect of or related to any of the Transactions, or that would be reasonably likely to prevent or make illegal the consummation of the Transactions, and any such actions, suits or proceedings that have theretofore been brought and determined shall have become final orders without having any of the foregoing and without the imposition of any condition or requirement on CEA.

(d)  The Approval Order shall have been entered by the Bankruptcy Court.

ARTICLE VI

POST-CLOSING COVENANTS

6.1.  Sharing of Records. CEA and its parent corporation, ATA Holdings Corp., shall have the right for a period of seven years following the Closing Date to have reasonable access to all books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records that are transferred to Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business conducted by CEA prior to the Closing Date and for complying with its obligations under applicable securities, tax, environmental, employment or other laws and regulations. Buyer shall have the right for a period of seven years following the Closing Date to have reasonable access to those books, records and accounts, including financial and accounting records, tax records, correspondence, production records, employment records and other records that are retained by CEA pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by Buyer for the purpose of complying with its obligations under applicable laws and regulations. Neither Buyer nor CEA shall destroy any such books, records or accounts retained by it without first providing the other Party with the opportunity to obtain or copy such books, records, or accounts at such other Party’s expense.

ARTICLE VII

INDEMNIFICATION

7.1.  Indemnification by CEA. CEA shall defend and indemnify Buyer, for a period of twelve (12) months after the Closing Date (provided if any claim for indemnity is made by Buyer within such twelve (12) month period CEA's duty to indemnify shall continue until the claim is resolved), in respect of, and hold Buyer harmless against, any liability, claim, loss, damage or expense incurred or suffered by Buyer resulting from, relating to or constituting:

(a)  any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of CEA contained in this Agreement or any Ancillary Agreement; any claim or liability related to the Excluded Assets; any claim relating to CEA's ownership, use or operation of the CEA Assets (other than the OFR Parts) prior to Closing; or any liabilities obligations or indebtedness of CEA whether incurred or arising before or after Closing (excepting liabilities, obligations or indebtedness related to the maintenance, repair, servicing, care, handling or storage of the OFR Parts); or

(b)  any failure to perform any covenant or agreement of CEA contained in this Agreement or any Ancillary Agreement.

7.2.  Limitation on Indemnification by CEA. Notwithstanding anything contained herein to the contrary, CEA’s aggregate liability for indemnity claims under Section 7.1 of this Agreement is limited to the CEA Purchase Price.

7.3.  Indemnification by Buyer. Buyer shall indemnify CEA in respect of, and hold it harmless against, any and all any liability, claim, loss, damage or expense incurred or suffered by CEA resulting from, relating to or constituting:

(a)  any breach, as of the date of this Agreement or as of the Closing Date, of any representation or warranty of Buyer contained in this Agreement or any Ancillary Agreement; or

(b)  any failure to perform any covenant or agreement of Buyer contained in this Agreement or any Ancillary Agreement; or

(c)  any sales, use or other taxes which may be claimed to be payable by Buyer in connection with the Transactions, or any failure of CEA to collect any such taxes from Buyer.

7.4.  Exclusive Remedy. Except with respect to claims based on fraud, after the Closing, the rights of the Parties under this Article VII shall be the exclusive remedy of the Parties with respect to claims resulting from or relating to any misrepresentation, breach of warranty or failure to perform any covenant or agreement contained in this Agreement or any Ancillary Agreement.

ARTICLE VIII

TERMINATION

8.1.  Termination of Agreement. The Parties may terminate this Agreement prior to the Closing, as provided below:

(a)  the Parties may terminate this Agreement by mutual written consent;

(b)  Buyer may terminate this Agreement by giving written notice to CEA in the event CEA is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clause (a) or (b) of Section 5.2 not to be satisfied and (ii) is not cured within five (5) days following delivery by Buyer to CEA of written notice of such breach;

(c)  CEA may terminate this Agreement by giving written notice to Buyer in the event Buyer is in breach of any representation, warranty or covenant contained in this Agreement, and such breach, individually or in combination with any other such breach, (i) would cause the conditions set forth in clauses (a) or (b) of Section 5.3 not to be satisfied and (ii) is not cured within five (5) days following delivery by CEA to Buyer of written notice of such breach;

(d)  Buyer may terminate this Agreement by giving written notice to CEA if the Closing shall not have occurred on or before June 20, 2005 by reason of the failure of any condition precedent under Section 5.2 (unless the failure results primarily from a breach by Buyer of any representation, warranty or covenant contained in this Agreement); or

(e)  CEA may terminate this Agreement by giving written notice to Buyer if the Closing shall not have occurred on or before June 20, 2005 by reason of the failure of any condition precedent under Section 5.3 (unless the failure results primarily from a breach by CEA of any representation, warranty or covenant contained in this Agreement).

8.2.  Effect of Termination. If either Party terminates this Agreement pursuant to Section 8.1, all obligations of the Parties hereunder shall terminate without any liability of either Party to the other Party (except for any liability of a Party for breaches of this Agreement).

ARTICLE IX

DEFINITIONS

For purposes of this Agreement, each of the following terms shall have the meaning set forth below.

“Affiliate” of any Person shall mean any Person directly or indirectly controlling, controlled by, or under common control with, such Person; provided, that for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, membership or partnership interests, election or appointment of directors, by contract or otherwise.

“Ancillary Agreements” shall mean the agreements referred to in this Agreement to be delivered at or after Closing.

“Approval Order” shall mean an Order, in form and substance the same as Exhibit C to this Agreement, entered by the Bankruptcy Court in the Chapter 11 Case.

“Avoidance Action(s)” shall mean means any and all Claims and causes of action which CEA may assert under the Bankruptcy Code, including any and all Claims and causes of action arising under Sections 542, 543, 544, 545, 546, 547, 548, 549, 550 and 553 of the Bankruptcy Code or under comparable state law provisions, and CEA's rights of setoff, recoupment, contribution, reimbursement, subrogation or indemnity (as those terms are defined by the non- bankruptcy law of any relevant jurisdiction) and any other direct or indirect Claim of any kind whatsoever, whenever and wherever arising or asserted.

“Bankruptcy Code” shall mean 11 U.S.C. §§ 101 et seq.

“Bankruptcy Court” shall mean the United States Bankruptcy Court for the Southern District of Indiana.

“Business” shall mean the scheduled FAA Part 121 commuter passenger air carrier business conducted by CEA preceding March 28, 2005.

“Buyer” shall have the meaning set forth in the first paragraph of this Agreement.

“CEA Assets” shall mean all of the personal property assets of CEA, tangible and intangible, of every kind and wherever situated, which are owned by CEA as of the Execution Date, other than and in all events excluding for all purposes the Excluded Assets, including, without limitation:

(a)  all tangible personal property, office equipment and supplies, inventory, all rotable and spare parts as identified on Schedule 2.4(i), all of the types of expendable parts listed on Schedule 2.4(i) which were owned by CEA on the Execution Date, furniture, machinery and equipment, fixtures, motor vehicles, and other fixed assets, and all manuals and other documentation relating thereto, including, without limitation, the property reflected on Schedule 2.4(ii); and the OFR Parts;

(b)  all books, records, files, manuals and other documentation relating to the CEA Assets or the Business including, without limitation (A) maintenance and asset history records, (B) sales promotion and marketing materials relating to the Business, (C) all customer and supplier lists, telephone numbers and electronic mail addresses with respect to past, present or prospective customers and suppliers, and (D) employee lists and related personnel and employment records of all Persons who immediately prior to the Execution Date were employees (whether part or full time) of CEA;

(c)  the trade names and marks “Chicago Express” and “Chicago Express Airlines” and all United States registered trade marks held by CEA with respect thereto;

(d)  all accounts receivable and unbilled accounts receivable of CEA for goods sold or services rendered and existing on the Closing Date, excepting accounts receivable identified as part of the Excluded Assets;

(e)  to the extent permitted under applicable law or regulation and subject to the provisions of Section 4.2 of this Agreement, all licenses, permits, certificates, consents and other governmental or quasi-governmental authorizations of CEA, including its Air Carrier Certificate issued pursuant to 14 CFR Parts 119 and 121 by the FAA, registration as a Commuter Air Carrier and fitness determination pursuant to 14 CFR Parts 204 and 298 by DOT; and

(f)  all goodwill incident to the Business, including, but not limited to, the value of any names associated with the Business which are transferred to Buyer and the value of good customer relations, all telephone numbers and listings of CEA, all Yellow Pages advertising of CEA, and the url (Chicago express.com) and the web site of CEA which is presently under construction.

“CEA Purchase Price” shall mean One Million Two Hundred and Fifty Thousand Dollars ($1,250,000.00).

“CEA Wire Instructions” shall mean the instructions provided by CEA to Buyer prior to Closing for the wire transfer by Buyer to CEA of the CEA Purchase Price.

“Chapter 11 Case” shall mean the Chapter 11 bankruptcy case filed by CEA and pending in the Bankruptcy Court, and administratively consolidated as Case No. 04-19866.

“Claim(s)” shall mean any claim, lawsuit, demand, suit, inquiry made, hearing, investigation, notice of violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise.

“Closing” shall mean the closing of the Transactions.

“Closing Date” shall mean a date and time mutually agreed upon by the Parties that is on or before June 20, 2005.

"Delivery Location" shall mean, as to each designated item of the tangible CEA Assets, its current location, as shown on Schedules 2.4(i), 2.4(ii) and 2.4(iii).

“DOT” shall mean the United States Department of Transportation.

“Excluded Assets” shall mean, collectively, the following assets and properties of CEA, all of which shall be excluded from the CEA Assets:

(a)  all of CEA’s interests in real property, and all leasehold interests of CEA in any personal property, and all interests in leasehold improvements;

(b)  any rights to CEA's insurance policies, premiums or proceeds from insurance coverages (whether or not related to the CEA Assets) and any Claims thereunder (except to the extent such insurance policies and coverages are applicable to damage or loss to the CEA Assets which occurs after the Execution Date and prior to the Closing Date), and any deposits made with third parties, including without limitation, security deposits and utility deposits, and any monies or refunds due from third parties;

(c)  all leases and contracts and Claims and rights arising under or with respect thereto, including all leases of aircraft and aircraft engines;

(d)  the Avoidance Actions and any rights, defenses, crossclaims or counterclaims with respect to any Avoidance Actions;

(e)  one GE-E785526 engine, presently held by and subject to a claim of a mechanics' or repairmen's lien by General Electric Engine Services and/or The General Electric Company;

(f)  all accounts receivable and loans receivable due CEA from ATA, ATA Holdings Corp., or any subsidiary thereof, or any employee of CEA, and all other claims of CEA now existing or hereafter arising against any of those Persons;

(g)  the general corporate records and financial records of CEA and all written materials that CEA is required by law to retain, including the corporate franchise and stock record books, corporate seal, corporate record books of CEA containing minutes of meetings of directors and shareholders, tax returns and records, books of account and ledgers, and such other records having to do with CEA’s organization or stock capitalization;

(h)  any personal property of CEA installed in or accessories to aircraft or engines leased by CEA;

(i)  any shares of capital stock of CEA, and the name/mark “ATA Connection”;

(j  the rights of CEA under this Agreement, including all rights to the payments and other consideration to be made or provided to CEA pursuant thereto;

(k)  all rights to any tax refunds;

(l)  all Claims CEA may have against any Person, excluding accounts receivable for goods or services sold or provided in the ordinary course of business to a Person who is not an Affiliate;

(m)  any and all Claims or causes of action against directors, officers, shareholders, employees or “Insiders” (as that term is defined in section 101(31) of the Bankruptcy Code) of CEA;

(n)  all cash, including without limiting the generality of the foregoing, all cash pledged to secure a letter of credit in the approximate amount of $95,000.00 issued to the City of Chicago to secure obligations of CEA to the City;

(o)  all prepaid expenses, prepayments, overpayments, payments in excess of amounts owed and rights to refund those excess payments or any other rights to refunds, and all security or other deposits, including without limiting the generality of the foregoing, all rights to receive payment of or recover prepaid expenses, prepayments, overpayments, payments in excess of amounts owed and refunds of those excess payments or any other rights to refunds, and all security or other deposits, which may be owed by or claimed from each of the following: (1) Saab Aircraft of America or its Affiliates, presently believed by CEA to be in the approximate amount of $483,157.00, but which amount is not relevant to qualification as an Excluded Asset; (2) General Electric Engine Services or The General Electric Company presently believed by CEA to be in the approximate amount of $250,000.00, but which amount is not relevant to qualification as an Excluded Asset; (3) Aeronautical Radio, Inc. (sometimes referred to as AR, Inc.); and (4) Bank of Blue Valley; and

(p)  all accounts receivable and unbilled accounts receivable and other sums, whether fixed or contingent, and whether or not for goods sold or services rendered, owed or payable to CEA by the St. Joseph County Airport Authority (or any Affiliate thereof) or the Evansville-Vanderburgh Airport Authority, Evansville Regional Airport (or any Affiliate thereof).

“Earnest Money Deposit” shall mean the cash deposit Buyer shall deposit with CEA, to be held in the trust account of CEA's counsel, Baker & Daniels, in the sum of $125,000.00 to secure performance by Buyer of the terms of this Agreement, upon its execution.

“Execution Date” shall mean the date of this Agreement.

“FAA” shall mean the Federal Aviation Administration.

“Governmental Authority” shall mean any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency.

"OFR Parts" shall mean, collectively, each of the parts and equipment identified on Schedule 2.4(iii) which are not in the possession, custody or control of CEA, having prior to the Execution Date been given to a third party for repair, maintenance, servicing or testing, and which also are now believed by CEA to be subject to purported or asserted mechanics', repairmen's or similar liens, but only to the extent Buyer elects to include such part or equipment as a part of the CEA Assets by satisfying the lien(s) asserted or claimed against it.

“Parties” shall mean Buyer and CEA.

“Person” shall mean and include an individual, partnership, association, joint venture, corporation, limited liability company, limited liability partnership, trust, trustee, any other entity or organization and any governmental entity.

“Reasonable Best Efforts” shall mean best efforts, to the extent commercially reasonable.

“Seller Material Adverse Effect” shall mean any material adverse change, event, circumstance or development with respect to, or material adverse effect on, Buyer’s title, possession, use or enjoyment of the CEA Assets (not including the OFR Parts) after Closing.

“Subsidiary” shall mean any corporation, partnership, trust, limited liability company or other non-corporate business enterprise in which CEA (or another Subsidiary) holds stock or other ownership interests representing (a) more than 50% of the voting power of all outstanding stock or ownership interests of such entity or (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity.

“Tax Returns” shall mean all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

“Transactions” shall mean the transactions contemplated by this Agreement. and any Ancillary Agreement.

ARTICLE X

MISCELLANEOUS

10.1.  No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

10.2.  Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, with respect to the subject matter hereof.

10.3.  Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

10.4.  Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

10.5.  Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

10.6.  Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to CEA:

Chicago Express Airlines, Inc.
7337 West Washington Street
Indianapolis, Indiana 46231
Attention: Mr. Sean Frick
Vice President and
Chief Restructuring
Officer
Facsimile: (317) 282-7091
Email:Sean.Frick@iflyata.com

Copy to: (which shall not constitute notice)

Baker & Daniels, LLP
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
Attention: Mr. Stephen A. Claffey, Esq.
Facsimile: (317) 237-1000
Email: steve.claffey@bakerd.com

If to Buyer: CSC Investment Group, Inc. P.O. Box 1124 Wheaton, Illinois 60189 Attention: Mr. Edward S. Halley President Facsimile: (630) 393- 0743 Email: KSJHWKR@aol.com
Copy to: (which shall not constitute notice)

Nisen & Elliot, LLC
200 West Adams St., Ste. 2500
Chicago, Illinois 60606
Attention: Michael H. Moirano, Esq.
Facsimile: (312) 696-2508
Email: mmoirano@nisen.com

Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

10.7.  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana, without giving effect to any choice or conflict of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Indiana.

10.8.  Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Closing. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the Party giving such waiver. No waiver by either Party with respect to any default, misrepresentation, or breach of warranty or covenant hereunder shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

10.9.  Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

10.10.  Expenses. Each Party shall bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. CEA agrees to indemnify and hold harmless Buyer against any liability, claim, loss, damage or expense incurred by CEA relating to any fees or commissions owed to Compass Financial Advisors and Huron Consulting Group in connection with the Closing of the Transactions. Buyer agrees to indemnify and hold harmless CEA against any liability, claim, loss, damage or expense incurred by Buyer relating to any fees or commissions owed to any broker, finder or financial advisor as a result of the Closing of the Transactions.

10.11.  Submission to Jurisdiction. Each Party (a) submits to the jurisdiction of any state or federal court sitting in Indiana in any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement or the Ancillary Agreements. Each party agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 10.6, provided that nothing in this Section 10.11 shall affect the right of either Party to serve such summons, complaint or other initial pleading in any other manner permitted by law.

10.12.  Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or other equitable relief to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

10.13.  Construction.

(a)  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

(b)  Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

(c)  Any reference herein to “including” shall be interpreted as “including without limitation”.

(d)  Any reference to any Article, Section or paragraph shall be deemed to refer to an Article, Section or paragraph of this Agreement, unless the context clearly indicates otherwise.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

                CSC INVESTMENT GROUP, INC.

                By:  /s/ Edward Halley
                         Edward Halley, President

                CHICAGO EXPRESS AIRLINES, INC.

                By:  /s/ Brian T. Hunt
                 Brian T. Hunt,   Secretary

EXHIBIT A

MASTER BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that, for the consideration described in the Asset Purchase Agreement, dated June ___, 2005, between Chicago Express Airlines, Inc., a Georgia corporation ("CEA") and CSC Investment Group, Inc., an Illinois corporation ("Buyer"), as the same has been amended and/or supplemented on or prior to the date hereof (the "Agreement"), receipt of which consideration is hereby acknowledged, CEA hereby grants, bargains, sells, conveys, assigns, transfers, sets over and delivers to Buyer, all of CEA's rights, title and interests in and to all of the CEA Assets, but excluding therefrom for all purposes the Excluded Assets (collectively called herein the "Sale Assets").

TO HAVE AND HOLD the same, with the appurtenances thereunto belonging, unto Buyer, its successors and assigns, forever.

Except for the warranties of title and the warranties set forth in the Agreement, the Sale Assets are sold, assigned, transferred, conveyed, set over and delivered to Buyer "AS IS" and "WITH ALL FAULTS" and CEA disclaims all express and implied warranties, including any implied warranty of fitness for a particular purpose or any implied warranty of merchantability.

CEA hereby constitutes and appoints Buyer its true and lawful agent and attorney-in-fact to receive, demand, assert, collect, enforce and sue for any of the Sale Assets, either in its own name or in the name of CEA, all for the use and benefit and at the expense of Buyer. CEA hereby further covenants and agrees that it will at any time and from time to time, upon the written request of Buyer, execute and deliver such further instruments, and take or cause to be taken such further action, which Buyer reasonably may request to vest in it all of the Sale Assets (other than the OFR Parts) or to enable Buyer to realize upon or otherwise enjoy any of the same (other than the OFR Parts) or to carry out the intent and purposes hereof. Further, as respects each motor vehicle which is a part of the Sale Assets and for which a state has issued a Certificate of Title which CEA is unable to locate at or prior to the Closing, CEA will obtain, as soon as practicable, a replacement Certificate of Title for such motor vehicle and upon its receipt will assign and deliver to Buyer such Certificate of Title.

All terms which are defined in the Agreement shall have the same meanings, when used in this Master Bill of Sale, as are ascribed to them in the Agreement.

I

IN WITNESS WHEREOF, CEA has executed this Master Bill of Sale by its duly authorized officer as of the ____ day of June, 2005.

CHICAGO EXPRESS AIRLINES, INC.

By:_______________________________
_______________________________

Accepted:

CSC INVESTMENT GROUP, INC.

By:________________________________
________________________________

COUNTY OF MARION )
) SS:
STATE OF INDIANA )

Before me, a Notary Public in and for the State of Indiana and a resident of ____________________County, Indiana, personally appeared ___________________________, the ____________________________ of Chicago Express Airlines, Inc. and, being first duly sworn, affirmed that he executed the foregoing Master Bill of Sale for and on behalf of Chicago Express Airlines, Inc. as its duly authorized officer.

WITNESS my hand and notarial seal this ____day of June, 2005.

   ____________________________________
My commission expires:         Notary Public
____________________     ____________________________________
                                Printed
My county of residence is:
_____________________

EXHIBIT B

LICENSE AGREEMENT

THIS LICENSE AGREEMENT ("Agreement") is made this _____ day of June, 2005 by CHICAGO EXPRESS AIRLINES, INC., a Georgia corporation and a debtor-in-possession under chapter 11 of the Bankruptcy Code ("CEA"), ATA AIRLINES, INC., an Indiana corporation and a debtor-in-possession under chapter 11 of the Bankruptcy Code ("ATA"; CEA and ATA are sometimes referred to collectively as the “ATA Parties”), and CSC INVESTMENT GROUP, INC., an Illinois corporation ("Buyer").

In consideration of the premises, the mutual covenants and agreements herein and other valuable consideration, the receipt and sufficiency of which is acknowledged by each of the parties hereto, CEA, ATA and Buyer agree as follows:

1. This Agreement is executed concurrently with the closing of an Asset Purchase Agreement, dated as of even date, between CEA and Buyer ( the "Asset Purchase Agreement"). Terms which are defined in the Asset Purchase Agreement and which are not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.

2. All risk of loss with respect to the CEA Assets is transferred and assigned to Buyer at the Closing. The arrangements made pursuant to this Agreement do not change that absolute transfer of the risk of loss to Buyer. For the period from the Closing to July 7, 2005, Buyer shall have a license to store all or any part of the tangible CEA Assets (collectively, the “Goods”) at the respective Delivery Locations where such Goods were delivered to Buyer by CEA on the Closing Date. In addition, to and including July 7, 2005, Buyer and its employees and agents shall have a license to enter upon each of the Delivery Locations, during normal business hours and in a manner that will not be disruptive to the business operations and activities being conducted at the Delivery Locations, in order to inspect and examine, pack and remove the Goods which remain located at each of the Delivery Locations after the Closing. The ATA Parties warrant and represent to Buyer that they have the absolute right and authority to grant such licenses to Buyer and that prior to July 8, 2005, there will be no interference other than ordinary and customary operations by ATA to the continued presence of the Goods or their removal in accordance with the terms hereof. No license, rental or other fees shall be payable by Buyer in connection with this license. The licenses granted to Buyer pursuant to this Agreement are granted strictly on a nonexclusive basis, and CEA and ATA shall have the right to continue to occupy, enjoy and use each of the Delivery Locations without any limitation or restriction on any of their respective activities.

2. The continued presence and storage of the Goods at the Delivery Locations shall be in all respects in compliance with all applicable lease and sublease agreements pursuant to which ATA or CEA leases or subleases each of the Delivery Locations and Buyer agrees to be bound by, and to comply with, all limitations and restrictions and property storage requirements which are otherwise applicable to the ATA Parties, as applicable, as lessee or sublessee, at each of the Delivery Locations and of which Buyer has written notice. The rights of Buyer under this Agreement are not assignable, except to Colgan Air, Inc., which must also accept, without any release or Buyer, all responsibilities and liabilities under this Agreement with any such assignment, or with the written consent of the ATA Parties, which consent may be withheld for reasonable cause by either of the ATA Parties.

3. In the event Buyer shall have failed to remove all of the Goods prior to July 8, 2005, from the Delivery Locations, Buyer shall be obligated to pay the ATA Parties all reasonable costs and expenses incurred by each of the ATA Parties by reason of such failure. In the event any of the Goods shall remain in the South Bend leased Delivery Location after July 7, 2005, CEA shall have no obligation to extend or continue the lease of that Delivery Location, and Buyer shall make independent arrangements with the lessor for the retention of that leased premises solely at Buyer’s risk and expense.

4.  Each of the ATA Parties shall be entitled to retain possession of the Goods, and shall have a lien and security interest in the Goods as security for payment of the amounts owed to each of them pursuant to this Agreement by Buyer, until Buyer shall have fully reimbursed the ATA Parties for these costs and expenses. As security for any amounts hereafter due CEA or ATA under the terms of this Agreement, Buyer grants the ATA Parties a security interest in all of the Goods which remain in the possession, custody or control of the ATA Parties after the Closing. The ATA Parties shall have all rights provided to a secured party in possession under the Indiana Uniform Commercial Code. This security interest is in addition to all other rights, remedies, causes of action and benefits of the ATA Parties under this Agreement or otherwise available at law or in equity, including, without limitation, any and all rights, remedies, causes of action and benefits available to the ATA Parties under Indiana Code § 26-3-8 et seq.

5. From and after the Closing, notwithstanding the failure of the Buyer to remove the Goods from the Delivery Locations, neither of the ATA Parties shall have: (i) any obligation or duty to provide any security or protection for the Goods, to protect any of the Goods against any damage or harm of any nature, or to provide any protection whatsoever against the unauthorized removal or theft of any of the Goods; or (ii) any obligation to exercise any due care with respect to the Goods. Buyer has assumed all risk of loss for the Goods and neither of the ATA Parties shall have any liability, responsibility or obligation with respect to any Goods that after the Closing are or may be damaged, lost, missing, unaccounted for, stolen, or rendered unmerchantable or unusable by reason of any event, cause, circumstance or occurrence, including acts of God, acts of third parties, and any act or acts of negligence by either of the ATA Parties or their respective employees and agents.

6. Buyer, at Buyer's expense, shall maintain in effect at all times during the continued presence of the Goods at any of the Delivery Locations following Closing comprehensive insurance protecting Buyer against all loss or damage to any of the Goods, and such insurance shall include waivers by the insurer of all rights of subrogation with respect to any claims or causes of action against either of the ATA Parties or their respective employees and agents related to or arising out of any loss of or injury to any of the Goods after the Closing. Neither of the ATA Parties shall have any obligation to continue to insure any of the Goods against loss or damage after the Closing.

7. Buyer acknowledges that neither of the ATA Parties has made any representation or warranty with respect to the condition, fitness or appropriateness of the Delivery Locations for the continued storage or presence of the Goods and that neither of the ATA Parties has accepted any responsibility for the safekeeping of the Goods after the Closing.

8. Buyer shall be liable for all damage to the improvements at the Delivery Locations caused by Buyer or its agents in the removal of the Goods. Buyer hereby indemnifies each of the ATA Parties against all claims and causes of action which may be asserted against either of the ATA Parties by reason or in connection with the continued presence of the Goods at the Delivery Locations after the Closing, or based upon any purported injury or damage caused by the Goods after the Closing.

9.  This Agreement shall not confer any rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

10. This Agreement (including the documents referred to herein) constitutes the entire agreement among ATA, CEA and the Buyer with respect to the continued presence of the Goods at the Delivery Locations after Closing, and supersedes any prior understandings, agreements, or representations by or between ATA, CEA and Buyer, written or oral, with respect to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit each of the parties hereto and their respective successors and permitted assigns.

11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

12. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

(c)  If to CEA or ATA:

ATA Airlines, Inc. and
Chicago Express Airlines, Inc.
7337 West Washington Street
Indianapolis, Indiana 46231
Attention: Mr. Sean Frick
Vice President and
Chief Restructuring
Officer
Facsimile: (317) 282-7091
Email:Sean.Frick@iflyata.com

Copy to: (which shall not constitute notice)

Baker & Daniels, LLP
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
Attention: Mr. Stephen A. Claffey, Esq.
Facsimile: (317) 237-1000
Email: steve.claffey@bakerd.com

If to Buyer: CSC Investment Group, Inc. P.O. Box 1124 Wheaton, Illinois 60189 Attention: Mr. Edward S. Halley President Facsimile: (630) 393- 0743 Email: KSJHWKR@aol.com
Copy to: (which shall not constitute notice)

Nisen & Elliot, LLC
200 West Adams St., Ste. 2500
Chicago, Illinois 60606
Attention: Michael H. Moirano, Esq.
Facsimile: (312) 696-2508
Email: mmoirano@nisen.com

Any party to this Agreement may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner herein set forth.

13. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana, without giving effect to any choice or conflict of law provision or rule (whether of the State of Indiana or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Indiana.

IN WITNESS WHEREOF, the parties have each caused this Agreement to be executed by their respective duly authorized officer.

CSC INVESTMENT GROUP, INC.

By:
                                ____________________________, President

CHICAGO EXPRESS AIRLINES, INC.

By:
                                _______________________________________

ATA AIRLINES, INC.

By:_______________________________________ __________________________________________

EXHIBIT C

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF INDIANA

In re                            )     Chapter 11
                    )
ATA Holdings Corp., and                 )
ATA Airlines, Inc.,                  )   Case No. 04-19866
                        )    (Jointly Administered)
)
Debtors.               )

ORDER PURSUANT TO SECTIONS 105(a), 363, AND 1146(c)

OF THE BANKRUPTCY CODE AUTHORIZING THE

TRANSFER OF CERTAIN OF ASSETS OF DEBTOR

CHICAGO EXPRESS AIRLINES, INC.

This matter is before the Court on the Motion for Emergency Hearing to Establish Sale Procedures and for Approval of Alternate Sale(s) Concerning Chicago Express, Inc. filed on March 14, 2005, and as amended (Docket Nos. 1718 and 1736) (the “Transaction Motion”), by the above-captioned debtors and debtors-in-possession (collectively, the “Debtors”) seeking an order pursuant to sections 105(a), 363, 365, and 1146(c) of title 11 of the United States Code (the “Bankruptcy Code”) authorizing the transfer and assignment by Chicago Express Airlines, Inc. (“CEA”) of certain of its assets (the “CEA Assets”); the Order On Emergency Motion To Establish Sale Procedures And For Approval Of Alternate Sale(s) Concerning Chicago Express, Inc. dated March 22, 2005 (Docket No. 1775) (the “Procedures Order”); and the hearing held on June 7, 2005 (the “Sale Hearing”) regarding the transfer of the CEA Assets in accordance with the terms and conditions of the “Asset Purchase Agreement,” dated June ___, 2005 between CSC Investment Group, Inc. and CEA (“the Asset Purchase Agreement”).

At a hearing held on May 3, 2005, the Debtors reported to the Court that Okun Enterprises LLC (“Okun”) failed to close on the authorized transfer of assets that included the CEA Assets, and that CEA, in consultation with the Notice Parties,1  was negotiating with other bidders at the Auction for a sale of some or all of CEA's assets including the CEA Assets (an “Alternate Sale”). The Debtors having notified the Court that should negotiations be successful the Debtors would submit a further proposed order authorizing the transfer of some or all of CEA's assets, and the Court having determined that such submission of a further proposed order would be considered at a further hearing as if such matter were continued, and the Debtors having submitted to the Court such proposed order requesting authorization to transfer certain of CEA's assets as defined in the Agreement (“CEA Assets”) to CSC Investment Group, Inc., an Illinois corporation ("CSC') on terms and conditions described to the Court, CSC having been a bidder at the Auction conducted on March 31, 2005 in accordance with the sale procedures (the “Sale Procedures”) provided for by the Procedures Order, the Court now considers and approves the Alternate Sale.
Under the terms of the Alternate Sale, CSC will purchase from CEA, the CEA Assets, for the sum of $1.25 million to be paid in full in cash on the day CSC closes on the transaction described in the Agreement, substantially in the form attached as Exhibit 1 to this Order. No executory contracts or unexpired leases are contemplated to be assumed and assigned as part of the Alternate Sale.

The Alternate Sale of the CEA Assets is proposed to be free and clear of all liens, interests, claims and encumbrances, with such liens interests, claims and encumbrances to transfer, affix, and attach to the proceeds of such sale, except for the sale of OFR Parts which are to be sold with no warranty of title or other warranty express or implied and subject to repairmen's liens and mechanic's liens ("Excluded OFR Parts Liens"), all as more fully set forth in this order. CEA has asked the Court to (i) approve the Alternate Sale and authorize CEA to execute the Agreement. The Court having jurisdiction to consider the Transaction Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157(b)(2) and 1334 and the consideration of the Transaction Motion, the relief requested therein, the responses thereto, if any, being a core proceeding in accordance with 28 U.S.C. § 157(b). The appearances of all interested parties and all responses and objections to the Transaction Motion, if any, have been duly noted in the record of the Sale Hearing. Now upon the record of the Sale Hearing, the Transaction Motion, said responses and objections, and further hearings, if any; and after due deliberation and sufficient cause appearing therefor,

IT IS HEREBY FOUND AND DETERMINED THAT:

1.1.  The findings and conclusions set forth herein constitute the Court’s findings of fact and conclusions of law pursuant to Fed. R. Bank. P. 7052, made applicable to this proceeding by Fed. R. Bankr. P. 9014.

           1.2.  To the extent any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

1.3.  The Court has jurisdiction over the Transaction Motion pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A) and (N). Venue of this case and the Transaction Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

1.4.  The statutory bases for the relief sought in the Transaction Motion are sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rule 6004.

1.5.  As evidenced by the affidavits of service filed with the Court, and based on the representations of counsel at the Sale Hearing, (i) proper, timely, adequate and sufficient notice of the Transaction Motion, the Sale Hearing and the proposed transfer of the Transferred Assets has been provided in accordance with sections 102(1), 363, and 1146 of the Bankruptcy Code and Bankruptcy Rules 2002 and 6004, to creditors and interested parties in the CEA chapter 11 case, (ii) such notice was good and sufficient and appropriate under the particular circumstances, and (iii) no other or further notice of the Sale, the Transaction Motion, or the Hearing is required. A reasonable opportunity to object or be heard with respect to the Transaction Motion and the relief requested therein has been afforded to all interested persons and entities, including (i) the Office of the United States Trustee for the Southern District of Indiana (the “UST”); (ii) counsel for CSC; (iii) counsel for the Official Committee of Unsecured Creditors (the “Committee”); (iv) all entities known to have an Interest (as defined below) in the Transferred Assets; (vi) all creditors and other parties in interest; and (vii) all other entities that have filed requests for notices in the CEA and ATA chapter 11 cases pursuant to Bankruptcy Rule 2002.

1.6.  A reasonable opportunity was afforded to interested parties to make a higher and better offer at the Auction for the CEA Assets.

1.7.  CEA has full power and authority to consummate the Alternate Sale proposed and described in this order. No other consents or approvals are required for CEA to consummate such Alternate Sale.

1.8.  Approval of the Alternate Sale contemplated at this time is in the best interest of CEA's estate and its creditors.

1.9.  CEA has demonstrated (i) a good, sufficient, and sound business purpose and justification and (ii) compelling circumstances for the Alternate Sale pursuant to section 363(b) of the Bankruptcy Code.

1.10.  The Asset Purchase Agreement was negotiated, proposed and entered into by and between CSC and CEA at arms’ length, without collusion and in good faith. CSC is a good faith purchaser under section 363(m) of the Bankruptcy Code and, as such, is entitled to all of the protections afforded thereby. Neither CSC nor CEA have engaged in any conduct that would cause or permit the Asset Purchase Agreement to be avoided under section 363(n) of the Bankruptcy Code.

1.11.  There is no need for a stay of this order (the “Order”) under Bankruptcy Rule 6004(g) as CSC has acted in good faith within the meaning of section 363(m) of the Bankruptcy Code, good cause is shown for an expedited closing of the Alternate Sale for the immediate benefit to the CEA Chapter 11 estate and there is no need to delay closing the Alternate Sale contemplated under the Agreement at any time after the entry of this Order.

1.12.  The Agreement reflects the highest and best offer for the CEA Assets and will provide a greater recovery for the estate of CEA than would be provided by any other practical, available alternative.

1.13.  The consideration to be provided by CSC for the CEA Assets pursuant to the Agreement constitutes reasonably equivalent value and fair consideration under the Bankruptcy Code and other applicable law, and otherwise represents the best offer available for the CEA Assets.

1.14.  The transfer of the CEA Assets to CSC pursuant to the Agreement will be a legal, valid, and effective transfer of the CEA Assets, and vests or will vest CSC with all right, title, and interest of CEA to the CEA Assets except for the Excluded OFR Parts Liens free and clear of:

1.
any Liens (as defined below), including without limitation, any mortgages, security interests, conditional sales or other title retention agreements, pledges, liens, claims, judgments, demands, encumbrances (including, without limitation, claims, and encumbrances (i) that purport to give to any party a right or option to effect any forfeiture, modification or termination of CEA’s or CSC’s interests in the CEA Assets or (ii) in respect of taxes, easements, restrictions, rights of first refusal, charges or interests of any kind or nature, if any, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership) (collectively, the “Interests”);

2.
debts arising under, relating to, or in connection with any acts of CEA, claims (as that term is defined in section 101(5) of the Bankruptcy Code), obligations, demands, guaranties, options, rights, contractual commitments, restrictions, interests and matters of any kind and nature, whether arising prior to or subsequent to the commencement of this case, and whether imposed by agreement, understanding, law, equity or otherwise (including, without limitation, claims and encumbrances (i) that purport to give to any party a right or option to effect any forfeiture, modification, right of first refusal, or termination of any of CEA’s or CSC’s interests in the CEA Assets, or any similar rights, or (ii) in respect of taxes) (collectively, “Claims”); and

3.
all title defects or objections, mortgages, liens, claims, charges, pledges, or other encumbrances of any nature whatsoever, including without limitation licenses, leases, chattel or other mortgages, collateral security arrangements, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature (collectively, “Liens”).

With the sole exception of repairmen's liens or mechanic's liens as to the OFR Parts, all Liens, Claims and Interests shall attach to CEA’s interest in the proceeds of the Alternate Sale (the “Alternate Sale Proceeds”) in accordance with the provisions of the Bankruptcy Code and any further Order of the Court pertaining thereto.
1.15.  CEA may transfer the CEA Assets excepting only the Excluded OFR Parts Liens free and clear of all Interests because, in each case, section 363(f)(1)-(5) of the Bankruptcy Code has been satisfied. Those holders of Interests who did not object, or who withdrew their objections, to the Transaction Motion are deemed to have consented pursuant to section 363(f)(2) of the Bankruptcy Code. Any holders of Interests that may object are adequately protected by having their Interests, if any, attach to the Alternate Sale Proceeds. To the extent that the "ATSB Lender Parties" (as defined in the Second Interim and Final Order Authorizing Debtors' Use of Cash Collateral and Use, Sale and Lease of Other Pre-Petition Collateral, dated December 10, 2004) and Southwest Airlines Co. ("SWA") hold liens on the CEA Assets, both the ATSB Lender Parties and SWA have consented to the release of any liens in and against the CEA Assets.

1.16.  All parties who did not file and serve an objection to the Transaction Motion are forever barred, precluded, and estopped from asserting any objection, response or other challenge to the relief requested in the Transaction Motion and from objecting to the Asset Purchase Agreement and the Alternate Sale contemplated by the Asset Purchase Agreement.

1.17.  CEA’s marketing efforts with respect to the CEA Assets were reasonable and adequate, were designed to obtain the highest price possible for the CEA Assets and CEA conducted the Auction in compliance with the Procedures Order, the Bid Procedures and requirements of applicable law.

1.18.  Circumstances and sound business reasons exist that support CEA’s transfer of the CEA Assets pursuant to the Asset Purchase Agreement at this time. Entry into the Asset Purchase Agreement, negotiation and execution of the Asset Purchase Agreement and consummation of the Alternate Sale contemplated thereby constitute the exercise by CEA of sound business judgment and such acts are in the best interests of CEA, its estates and creditors.

1.19.  None of the parties to the Asset Purchase Agreement or the Auction has engaged in any conduct that would cause or permit the Asset Purchase Agreement to be avoided under Section 363(n) of the Bankruptcy Code. The Alternate Sale contemplated by the Asset Purchase Agreement is undertaken by CEA and CSC at arms’ length, without collusion and in good faith within the meaning of section 363(m) of the Bankruptcy Code, entitling CSC to the protections of section 363(m) of the Bankruptcy Code.

1.20.  Transfer of the CEA Assets other than free and clear of Liens (excepting the Excluded OFR Parts Liens), Claims, Interests and encumbrances would impact adversely on CEA’s bankruptcy estates and would be of substantially less benefit to the estate of CEA.

1.21.  Good and sufficient cause exists to close the Alternate Sale immediately upon the entry of this Order without imposing a stay pursuant to Bankruptcy Rule 6004(g). An expedited Closing of the Alternate Sale is necessary, inter alia, to preserve the value of the CEA Assets.

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT the Transaction Motion is hereby GRANTED, any and all objections to the Transaction Motion are OVERRULED on the bases and for due reasons articulated by the Court at any hearing on the Transaction Motion or any subsequent hearing to consider the Alternate Sale and:
SECTION II	Approval of the Asset Purchase Agreement

a.	The Transaction Motion, the Asset Purchase Agreement and the Alternate Sale contemplated thereby are hereby approved in all respects.

b.
Pursuant to section 363(b) of the Bankruptcy Code, CEA is authorized to negotiate, execute and deliver the Asset Purchase Agreement and consummate the Alternate Sale immediately upon the entry of this Order, pursuant to and in accordance with the terms and conditions of the Asset Purchase Agreement.

c.
CEA is empowered to perform under, consummate and implement, the Asset Purchase Agreement, and to take all further actions as may reasonably be requested by CSC for the purpose of assigning, transferring, granting, conveying and conferring to CSC, or reducing to possession, the CEA Assets, or as may be necessary or appropriate, to the performance of the obligations as contemplated by the Asset Purchase Agreement. CEA shall provide the Committee, the ATSB Lender Parties and SWA with reasonable prior notice of any such further actions taken to implement the Alternate Sale.

SECTION III	Transfer of Assets

a.
CEA is authorized to assign and transfer to CSC all of CEA’s rights, title and interest (including common law rights) to the property to be assigned and transferred to CSC under the Asset Purchase Agreement.

b.
The transfer of the CEA Assets to CSC shall be free and clear of Liens, Claims and Interests (excepting the Excluded OFR Parts Liens) pursuant to section 363(f) of the Bankruptcy Code, whether known or unknown, including, but not limited to, any of the CEA’s creditors, vendors, suppliers, employees or lessors and that CSC shall not be liable in any way (as successor entity or otherwise) for any claims that any of the foregoing or any other third party may have against CEA.

c.
Subject to the payment by CSC to CEA pursuant to section 363 of the Bankruptcy Code of the consideration provided for in the Asset Purchase Agreement, the transfer of the CEA Assets by CEA to CSC shall constitute a legal, valid, and effective transfer of the CEA Assets and shall vest CSC with all right, title, and interest of CEA in and to the CEA Assets free and clear of all Liens, Claims, and Interests, except for the Excluded OFR Parts Liens, pursuant to section 363(f) of the Bankruptcy Code, effective as of the Closing.

d.
Pursuant to sections 105(a) and 363 of the Bankruptcy Code, all persons and entities holding Liens, Interests or Claims of any kind and nature with respect to the CEA Assets, and their successors or assigns, except for Excluded OFR Parts Liens, are hereby enjoined from asserting, prosecuting or otherwise pursuing such Liens, Interests and Claims of any kind and nature against CSC, its successors or assigns, or the CEA Assets.

e.
CSC is not a successor to CEA or to CEA’s businesses and shall not incur any liability as such successor, nor shall CSC otherwise be liable for any of the Liens, Interests and Claims not expressly assumed by CSC, and each holder of any of the non-assumed Liens, Interests and Claims is hereby permanently enjoined from commencing, continuing or otherwise pursuing or enforcing any remedy or claim, cause of action or encumbrance against CSC related thereto.

SECTION IV	Additional Provisions

a.
The consideration provided by CSC for the CEA Assets under the Asset Purchase Agreement shall be deemed to constitute reasonably equivalent value and fair consideration under the Bankruptcy Code and under the laws of the United States, any state, territory, possession, or the District of Columbia.

b.	The consideration provided by CSC for the CEA Assets under the Asset Purchase Agreement is fair and reasonable and may not be avoided under section 363(n) of the Bankruptcy Code.

c.
On the Closing Date, this Order will be construed and shall constitute for any and all purposes a full and complete general assignment, conveyance and transfer of the CEA Assets or a bill of sale transferring good and marketable title in such CEA Assets to CSC excepting the OFR Parts which are sold without Warranty of title and subject to the Excluded OFR Parts Liens. Each and every federal, state, and local governmental agency or department is hereby directed to accept any and all documents and instruments necessary and appropriate to consummate the Alternate Sale contemplated by the Asset Purchase Agreement.

d.
On the Closing Date, each of CEA’s creditors is authorized and directed to execute such documents and take all other actions as may be necessary to release its Liens on, Interests in or Claims against the CEA Assets (excepting the Excluded OFR Parts Liens), if any, as may have been recorded or may otherwise exist. Nothing in this order affects section 1110 Assets (as defined in DIP order) and parties' rights under section 1110.

e.
This Order (a) is and shall be effective as a determination that, on the Closing Date, all Liens, Interests and Claims of any kind or nature whatsoever existing as to CEA or the CEA Assets prior to the Closing Date, except for the Excluded OFR Parts Liens, have been unconditionally released, discharged and terminated, and that the conveyances described herein have been effected, and (b) shall be binding upon and shall govern the acts of all entities, including without limitation all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, administrative agencies, governmental departments, secretaries of state, federal, state and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the CEA Assets.

f.
If any person or entity that has filed financing statements, mortgages, mechanic’s liens, lis pendens, registrations or other documents or agreements evidencing Liens, Claims, Interests or encumbrances of any kind or nature in the CEA Assets (other than the Excluded OFR Parts Liens) shall not have delivered to CEA prior to the Closing Date, in proper form for filing or registration and executed by the appropriate parties, termination statements, instruments of satisfaction, and/or releases of all Liens, Claims, Interests or encumbrances of any kind and nature which such person or entity has with respect to the CEA Assets or otherwise, then each of CEA and CSC is hereby authorized and directed to execute and file or register such statements, instruments, releases, registrations and other documents on behalf of the person or entity with respect to the CEA Assets. CSC is hereby authorized to file, register, or otherwise record a certified copy of this Order which, once filed, registered or otherwise recorded, shall constitute conclusive evidence of the release of all liens, encumbrances and claims of any kind or nature whatsoever in the CEA Assets (other than the Excluded OFR Parts Liens).

g.
All entities who are presently, or on the Closing Date may be, in possession of some or all of the CEA Assets other than the OFR Parts are hereby directed to surrender possession of the CEA Assets to CSC on the Closing Date.

h.	CSC shall have no liability or responsibility for any liability or other obligation of CEA arising under or related to the CEA Assets other than for the Purchase Price.

i.	The obligations of CEA relating to Taxes shall be fulfilled by CEA.

j.
Pursuant to section 1146(c) of the Bankruptcy Code, the Alternate Sale contemplated by the Asset Purchase Agreement is determined to be under or in contemplation of a plan to be confirmed under section 1129 of the Bankruptcy Code in that the net proceeds of the transfer of the CEA Assets are essential and required to fund a chapter 11 plan for CEA, and, therefore, are exempt from any transfer, stamp or similar tax or any so-called “bulk-sale” law in all necessary jurisdictions arising as a result of or in connection with Debtors’ transfer of the CEA Assets to CSC.

k.
Other than the Excluded OFR Parts Liens, the transfer, assignment and delivery of the CEA Assets shall not be subject to any Liens, Interests or Claims, and Liens, Interests or Claims of any kind or nature whatsoever shall remain with, and continue to be obligations of, the Debtors. All persons holding Liens on, Interests in or Claims against CEA or the CEA Assets of any kind or nature whatsoever (other than persons holding Excluded OFR Parts Liens) shall be, and hereby are, forever barred, estopped, and permanently enjoined from asserting, prosecuting, or otherwise pursuing such Liens, Interests or Claims of any kind or nature whatsoever against CSC, its property, its successors and assigns, its affiliates or the CEA Assets, with respect to any Liens, Interests or Claims of any kind or nature whatsoever such person or entity had, has, or may have against or in CEA, its estate, or the CEA Assets. Following the Closing Date, no holder of a Lien on, Interest in or Claim against either CEA (other than holders of Excluded OFR Parts Liens) shall interfere with CSC’s title to or use and enjoyment of the CEA Assets based on or related to such Liens, Interests or Claims and all such Liens, Claims and Interests, if any, shall be and hereby are channeled, transferred and attached solely and exclusively to the Alternate Sale Proceeds. All persons who hold any interests in CEA are forever barred, estopped and permanently enjoined from asserting or prosecuting any claims or causes of action against CEA or its affiliates or parent, or any of their respective officers, directors, employees, attorneys or advisors, arising out of or in connection with the Alternate Sale.

l.
Nothing contained in any chapter 11 plan confirmed in these cases or the Order of confirmation confirming any such plan shall conflict with or derogate from the provisions of the Asset Purchase Agreement or the terms of this Order. In the event of any conflict of terms, the terms of this Order shall control.

m.
Upon the granting of this Order by this Court, with respect to the Asset Purchase Agreement, CSC shall be entitled to the protection of section 363(m) of the Bankruptcy Code. The Alternate Sale contemplated by the Asset Purchase Agreement is undertaken by CSC in good faith, as that term is used in section 363(m) of the Bankruptcy Code, and, accordingly, the reversal or modification on appeal of this Order and the authorization to consummate the Alternate Sale provided herein shall not affect the validity of any transfer under the Asset Purchase Agreement and this Order to CSC, unless such transfer is duly stayed pending such appeal.

n.
CSC shall be entitled, in its capacity as good faith purchaser, to have representatives, agents, or employees present at CEA’s business from the date of this Order through the date of Closing to ensure the preservation of all assets subject to the Asset Purchase Agreement and otherwise ensure that the Alternate Sale contemplated under the Asset Purchase Agreement is fully consummated, and shall not by virtue of such presence be deemed to have acted by or on behalf of CEA or in any other capacity assumed any obligations, duties, liabilities of any kind whatsoever of CEA.

o.
The terms and provisions of the Asset Purchase Agreement and this Order shall be binding in all respects upon, and shall inure to the benefit of, CEA and its estate, creditors and interest holders, and its respective successors and assigns, including but not limited to any chapter 11 or chapter 7 trustee that may be appointed in CEA’s case, CSC, and its affiliates, successors and assigns, and any affected third parties including, but not limited to, all persons asserting a Lien on, Claim against or Interest in the CEA Assets to be conveyed to CSC pursuant to the Asset Purchase Agreement.

p.	The provisions of this Order are non-severable and mutually dependent.

q.	The failure specifically to include or to reference any particular provision of the Asset Purchase Agreement in this Order shall not diminish or impair the effectiveness of such provision.

r.
Nothing contained in any Order of any type or kind entered in these chapter 11 cases, or any related proceeding, subsequent to entry of this Order, shall conflict with or derogate from the provisions of the terms of this Order.

s.
The Asset Purchase Agreement and any related agreements, documents or other instruments, may be modified, amended or supplemented by the parties thereto, in a writing signed by the parties thereto, and in accordance with the terms thereof, without further Order of the Court, provided that any such modification, amendment or supplement is not material. The Committee, the ATSB Lender Parties and SWA shall be entitled to review and comment on any such amendments or modifications prior to the execution thereof.

t.	This Court retains exclusive jurisdiction through the Bankruptcy Resolution Date to:

i.
Interpret, implement and enforce the terms and provisions of this Order, the Procedures Order, and the terms of the Asset Purchase Agreement, including without limitation all amendments thereto and any waivers and consents thereunder and of each of the agreements executed in contemplation thereof and in connection therewith;

ii.	Compel delivery of the CEA Assets to CSC;

iii.	Resolve any and all disputes between CEA and CSC, and any non-Debtor parties;

iv.	Resolve any disputes arising under or related to the Alternate Sale; and

v.
Adjudicate all issues concerning alleged Liens and other Claims and any other alleged Interests in and to the Transferred Assets or the Alternate Sale Proceeds, including the extent, validity, enforceability, priority and nature of all such alleged Liens and other Claims and any other alleged Interests relating to the Alternate Sale Proceeds.

u.
Notwithstanding the foregoing, in the event the Court abstains from exercising or declines to exercise such jurisdiction or is without jurisdiction with respect to the Asset Purchase Agreement, Procedures Order, or this Order, such abstention, refusal, or lack of jurisdiction shall have no effect upon, and shall not control, prohibit, or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter.

v.
The immediate Closing of the Alternate Sale is necessary to CEA to maximize the value of the CEA Assets for the benefit of CEA’s estates and creditors. As such, notwithstanding Bankruptcy Rules 6004(g) and 7062, this Order shall be effective and enforceable immediately upon entry. The Court expressly finds that there is no reason for delay in the implementation of this Order.

####

Requested by:

James M. Carr (#3128-49)
Terry E. Hall (#22041-49)
Stephen A. Claffey (#3233-98)
Melissa M. Hinds (#24230-49)
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
Telephone: (317) 237-0300
Facsimile: (317) 237-1000
jim.carr@bakerd.com
terry.hall@bakerd.com
steve.claffey@bakerd.com
melissa.hinds@bakerd.com

Wendy W. Ponader (#14633-49)
Ponader & Associates, LLP
5241 North Meridian Street
Indianapolis, Indiana 46208
Telephone: (317) 496-3072
Facsimile: (317) 257-5776
wponader@ponaderlaw.com

Distribution:

Core Group
2002 List

[1]	Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Transaction Motion or the Procedures Order.